                                                                     Exhibit 4.5

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                         ENERGYNORTH NATURAL GAS, INC.
                         (Formerly Gas Service, Inc.)

                                      TO

                             BANK OF NEW HAMPSHIRE

                                    Trustee

                              -------------------

                         SIXTH SUPPLEMENTAL INDENTURE


                                  Dated as of


                              September 15, 1997


                              -------------------


                                 Supplemental

                                      To

                   General and Refunding Mortgage Indenture

                           Dated as of June 30, 1987


                              -------------------


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

                         SIXTH SUPPLEMENTAL INDENTURE


          THIS SIXTH SUPPLEMENTAL INDENTURE dated and entered into as of September 15, 1997, by and between ENERGYNORTH NATURAL GAS, INC., a corporation duly organized and existing under and by virtue of the laws of the State of New Hampshire, having its principal office and place of business in Manchester, County of Hillsborough, in the State of New Hampshire (hereinafter called the "Company") and BANK OF NEW HAMPSHIRE, a New Hampshire trust company, as successor trustee to Bank of New Hampshire, N.A., having its principal corporate trust office and place of business in Concord, New Hampshire, and a current mailing address of 143 North Main Street, Concord, New Hampshire 03301, as Trustee (hereinafter referred to as the "Trustee") under the General and Refunding Mortgage Indenture dated as of June 30, 1987 (the "Original Indenture") from Gas Service, Inc. (now named EnergyNorth Natural Gas, Inc.), as heretofore amended and supplemented by a First Supplemental Indenture dated as of October 1, 1988, a Second Supplemental Indenture dated as of August 31, 1989, a Third Supplemental Indenture dated as of September 1, 1990, a Fourth Supplemental Indenture dated as of January 10, 1992, and a Fifth Supplemental Indenture dated as of February 1, 1995 (said General and Refunding Mortgage Indenture together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, and this Sixth Supplemental Indenture, being sometimes hereinafter referred to as the "Indenture"); and

          WHEREAS, the Company by resolution of its Board of Directors duly adopted has determined forthwith to issue an additional series of bonds to be secured by the Indenture to be known and designated as "First Mortgage Bonds _____% Series E Due 2027" (said bonds being referred to as the "Series E Bonds" or "bonds of Series E"); and

          WHEREAS, on or subsequent to the date of the Fourth Supplemental Indenture, the Company has constructed or acquired certain additional properties which are subject in any event to the lien and effect of the Indenture, but nevertheless, in accordance with the provisions of Section 17.01(a) of the Indenture, the Company desires to execute and deliver this Sixth Supplemental Indenture for the purpose of specifically conveying to the Trustee upon the trusts and for the purpose of the Indenture all of such additional properties constructed or acquired and now owned by the Company, except property of the character of that expressly excepted and excluded from the lien of the Indenture; and

          WHEREAS, the Company desires in accordance with the provisions of
Section 5.01(e) of the Indenture to execute this Sixth Supplemental Indenture for the purpose of creating the Series E Bonds and providing for the terms thereof as contemplated in Section 2.03 of the Indenture, all as set forth in this Sixth Supplemental Indenture; and

          WHEREAS, the Company has, by proper resolution of its Board of Directors, duly voted to execute, acknowledge and file with the Trustee and to request the Trustee to execute this Sixth Supplemental Indenture; and

          WHEREAS, each of the Series E Bonds is to be substantially in the following form, to-wit:

                            (FORM OF SERIES E BOND)

No. RD-                                                         $
                                                                 ---------------

                         ENERGYNORTH NATURAL GAS, INC.


                              First Mortgage Bond
                                % Series E Due 2027
                           -----

          ENERGYNORTH NATURAL GAS, INC., a corporation of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of __________________________________________________
($__________) at the principal corporate trust office of Bank of New Hampshire (hereinafter called the "Trustee", which term shall include its successors in the trusts hereinafter referred to) in the City of Concord (or at the principal corporate trust office of its then successor Trustee) or, at the option of the registered owner hereof, at the office of any other paying agent appointed by the Company, on __________ and to pay interest thereon from the date hereof at the rate per annum specified in the title of this Bond, semi-annually on March 31 and September 30 in each year commencing March 31, 1998 and to pay interest on any overdue installment of principal, premium, if any, and interest at the rate of ____% per annum (to the extent legally enforceable) (in each case computed on the basis of a 360-day year of twelve 30-day months) at the principal corporate trust office of the Trustee or, at the option of the registered owner hereof, at the office of any such paying agent, until the principal hereof shall have been paid in full; such interest payable on any March 31 or September 30 shall (subject to certain exceptions provided in the Indenture referred to below) be paid to the person in whose name this Bond or the bond in exchange or substitution for which this Bond shall have been issued, shall have been registered at the close of business on the March 15 or September 15, as the case may be, next preceding such March 31 or September 30. At the option of the person in whose name this Bond shall have been registered, principal, premium, if any, and interest may be paid by wire transfer in immediately available funds or by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to the Indenture. Both principal and premium, if any, and interest shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts.

          The Company hereby agrees that the interest rate per annum on this Bond specified in the title of this Bond and the interest rate of ____% per annum on any overdue installment of principal, premium, if any, and interest shall be the applicable interest rates, notwithstanding the rate of interest prescribed by statute from time to time.

          This Bond is one of a duly authorized issue of First Mortgage Bonds of the Company, the aggregate principal amount of which is not limited except as such may be limited by law, to be issued in series with distinctive designations, the series of which this Bond is one, designated as Series E, being limited to an aggregate principal amount of twenty-two million dollars ($22,000,000), all bonds of all series, including the bonds of Series E, to be issued under and secured by a certain General and Refunding Mortgage Indenture dated as of June 30, 1987 by and between the Company and Bank of New Hampshire, N.A., Trustee (said General and Refunding Indenture, as heretofore or hereafter amended and supplemented, being hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the mortgaged and pledged property, the nature and extent of the security and benefit thereof, the terms and conditions under which the bonds may be issued and secured, the rights and remedies under the Indenture of the bondholders, and the rights and obligations under the Indenture of the Company and the Trustee. An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee.

          As stated therein, the Indenture may in certain respects be modified without the consent of the bondholders and may, with the consent of holders of not less than sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds of all series then issued and outstanding, be modified in certain other respects in each case upon the conditions and in the manner provided in the Indenture, but, among other restrictions, no such modification shall affect or impair the obligation of the Company in respect of the principal of and premium, if any, and interest on this Bond.

          In the event of certain defaults, the principal of this Bond may be declared or may become due and payable prior to maturity in the manner and with the effect provided in the Indenture. As stated in the Indenture, a majority in aggregate principal amount of the bonds of all series at any time outstanding may waive a past default and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any bond, or a default in respect of a covenant or provision of the Indenture which cannot be modified without the consent of the holder of each outstanding bond affected.

          No reference herein to the Indenture and no provisions of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Bond as herein set forth; provided that no recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Bond, or under any judgment obtained against the Company, or by the enforcement of any assessment or penalty, or by an legal or equitable proceedings by virtue of any constitution or statute or rule of law or otherwise, shall be had against any incorporator, stockholder, officer, or director, past, present or future, as such of the Company, or of any predecessor or successor company, either directly of through the Company or such predecessor or successor company, or otherwise, for the payment for or to the Company or any receiver thereof, or for or to the holder of this Bond, of any sum that may be due and unpaid by the Company upon and any and all personal liability of every name and nature, whether at common law or in equity or by statute or by constitution or otherwise, or any such incorporator, stockholder, officer or director, as such, for the payment for or to the Company or any receiver thereof, or for or to the holder of this Bond of any sum that may remain due and unpaid upon this Bond is hereby expressly waived and released as a condition of and as part of the consideration to the execution of the Indenture and the issue of this Bond; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid or the liability of any stockholder or subscriber to capital stock under any agreement entered into by such stockholder or subscriber to capital stock.

          Upon compliance with the conditions prescribed in the Indenture and upon surrender of this Bond, accompanied by a written instrument of assignment in form satisfactory to the Trustee and duly executed by the registered owner in person or by duly authorized attorney, at the principal corporate trust office of the Trustee in the City of Concord, or at such other agency of the Company as shall be maintained for such purposes this Bond is transferable on the bond register and thereupon a new bond or bonds of the same series and for a like aggregate principal amount of authorized denominations will be issued in the name of the transferee.

          The Company, the Trustee, any authenticating agent, any paying agent, and any registrar may deem and treat the registered holder hereof as the absolute owner of this Bond (whether or not this Bond shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company or any registrar), for the purpose of receiving payment hereof or on account hereof or interest or any premium hereon (subject to certain provisions provided in the Indenture) and for all other purposes, and neither the Company, the Trustee, any authenticating agent, any paying agent, nor any registrar shall be affected by any notice to the contrary.

          The bonds of Series E consist of fully registered bonds without coupons in the denominations of one thousand dollars ($1,000), and multiples thereof. This Bond, singly or with other bonds of the same series and registered in the same name, may be exchanged for one or more bonds of the same series and for a like aggregate principal amount in authorized denominations. All bonds to be so exchanged shall be surrendered at the principal corporate trust office of the Trustee in the City of Concord, or at such other agency of the Company as shall be maintained for such purpose, and, if required by the Trustee, accompanied by written instruments of assignment in form satisfactory to the Trustee and duly executed by the registered owner in person or by duly authorized attorney.

          At the option of the Company and upon the notice and otherwise in the manner and with the effect as provided in the Indenture, and particularly in the Sixth Supplemental Indenture dated as of September 15, 1997 (the "Sixth Supplemental Indenture"), any or all of the bonds of Series E may be redeemed by the Company at any time on or after September 30, 2002, upon payment of 104% of the principal amount of the bonds of Series E to be redeemed, declining by 1% of the principal amount per year for each of the succeeding four years, and accrued interest thereon to the date of such redemption.

          Notice of redemption shall be given by mail, first class postage prepaid, to the holders of the bonds to be redeemed at least thirty (30) days but no more than sixty (60) days prior to the date fixed for redemption, at their last addresses as they shall appear on the register, or otherwise as provided in the Indenture.

          In case of the call for payment of less than the whole principal amount of this Bond, upon payment of the redemption price to the registered owner hereof and surrender of this Bond, there shall be issued to such registered owner another bond of Series E in principal amount equal to the unredeemed balance hereof.

          This Bond shall be governed by and construed in accordance with the law of the State of New Hampshire.

          This Bond shall not be valid or obligatory for any purpose or entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee or any authenticating agent on its behalf.

          IN WITNESS WHEREOF, EnergyNorth Natural Gas, Inc. has caused this Bond to be executed in its name by its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the signature or facsimile signature of its Secretary or an Assistant Secretary.

Dated:                            ENERGYNORTH NATURAL GAS, INC.


                                  By:
                                     ------------------------------------
                                     Its:
[Corporate Seal]

ATTEST:


- --------------------------------
          Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

          This is one of the First Mortgage bonds ___% Series E Due 2027 referred to in the within-mentioned Sixth Supplemental Indenture dated as of __________, 1997.

                                 BANK OF NEW HAMPSHIRE,
                                  AS TRUSTEE


                                 By:
                                    ----------------------------------------
                                                Authorized Officer

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                             (FORM OF ASSIGNMENT)

          For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                    (Please Insert Social Security Or Other
                        Identifying Number of Assignee)

the within bond of EnergyNorth Natural Gas, Inc. and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said bond on the register of the Company, with full power of substitution in the premises.


          Dated:

NOTICE:   The signature(s) to this assignment must correspond with the name(s)
as written upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

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          NOW THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that, in consideration of the premises, and of the acceptance and purchase of the Series E Bonds by the registered owner thereof, and of the mutual covenants herein contained, and of the sum of $10 duly paid to the Company by the Trustee and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of, and premium, if any, and interest on the bonds which have been or shall be at any time issued and outstanding under the Indenture, and for the purpose of securing the faithful performance and observance of all covenants and conditions set forth in the Indenture and/or in any supplemental indenture, the Company has executed and delivered this Sixth Supplemental Indenture, has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged, created a security interest in, conveyed and confirmed, and by these presents does give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage, create a security interest in, convey and confirm (with mortgage covenants) unto Bank of New Hampshire, Trustee, as herein provided, and its successor or successors in the trust hereby created, and to its or their assigns, forever, all and singular, the plants, rights, permits, franchises, easements and property, real, personal, and mixed that has been acquired by the Company subsequent to January 10, 1992, together with the rents, issues, and profits thereof (including, without limiting the generality of the foregoing, all real property specifically described in Schedule A hereto); except such of said properties, rights or interests therein as may have been or may be released by the Trustee, or sold and disposed of, in whole or in part, as permitted by the provisions of the Indenture;

     SUBJECT, HOWEVER, to Permitted Liens (as that term is defined in Article I of the Indenture);

     AND SUBJECT FURTHER, to all defects and limitations of title and to all other liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants, and interests existing at the time of the acquisition of said properties, rights, or interests, including, without limitation, the General and Refunding Mortgage Indenture dated as of June 30, 1987, as amended and supplemented, between Manchester Gas Company and Bank of New Hampshire, N.A. (the "Manchester Gas General and Refunding Indenture") and the General and Refunding Mortgage Indenture dated as of June 30, 1987, as amended and supplemented, between Concord Natural Gas Corporation and Bank of New Hampshire, N.A. (the "Concord Gas Indenture"), and any substitutions, replacements, additions, betterments, extensions, and enlargements thereof, none of which substantially interfere with the free use and enjoyment by the Company of the property and rights hereinbefore described for the general purposes and uses of the Company's gas business;

     BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING from this Sixth Supplemental Indenture and from the grant, conveyance, mortgage, transfer and assignment herein contained, all property, interests, and rights of the kind and to the extent specified in subclauses (a) through (l), inclusive, including the proviso thereto, of the granting clauses, on pages 9, 10, and 11 of the Original Indenture.

     TO HAVE AND TO HOLD all said plants, rights, permits, franchises, easements, and property hereby conveyed, assigned, pledged, or mortgaged or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

     BUT IN TRUST, NEVERTHELESS, for the additional and equal pro rata benefit, security, and protection of the holders from time to time of all bonds outstanding hereunder, without priority of one bond over any other (except as provided in Section 8.04 of the Indenture and except as any special sinking, purchase, amortization, improvement, or other fund established in accordance with the provisions of the Indenture may afford additional or special security for the bonds of any particular series and except independent security as provided in Section 2.03 of the Indenture), and upon the trusts and subject to the conditions set forth in the Indenture;

     PROVIDED, HOWEVER, that the maximum amount of bonds secured hereby is $66,000,000 which amount includes $5,000,000 principal amount of bonds of Series A, $7,000,000 principal amount of bonds of Series B, $10,000,000 principal amount of bonds of Series C, $5,000,000 principal amount of the bonds of Series D, $22,000,000 principal amount of Series E and premium, if any, interest and default penalties, if any, on such bonds of Series A, Series B, Series C, Series D, and Series E together with any advances made by the Trustee to protect its interest in the trust estate. The maximum amount of bonds secured hereby shall be increased upon the issuance of any additional series of bonds as provided in a supplemental indenture hereto establishing such series of bonds. Pursuant to the provisions of the First Supplemental Indenture dated as of October 1, 1988, the Company has heretofore conveyed the mortgaged and pledged property to the Trustee under the Concord Gas Indenture and to the Trustee under the Manchester Gas General and Refunding Indenture as additional security for the bonds issued under said indentures.

     PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company shall pay or cause to be paid or make appropriate provisions for the payment unto the holders of the outstanding bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein and in this Indenture, and shall pay or cause to be paid all other sums payable under this Indenture by the Company, then this Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XIII of the Original Indenture, cease, terminate and be void, but otherwise shall be and remain in full force and effect.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trust and for the purposes aforesaid and in order, pursuant to the terms of the Indenture, to provide for the issuance under the Indenture of Series E Bonds and to fix the terms and conditions of the Series E Bonds and in order to modify and amend the Indenture in the particulars and to the extent hereinafter in this Sixth Supplemental Indenture specifically provided, the Company hereby covenants and agrees with the Trustee as follows:


                                   ARTICLE I

                                SERIES E BONDS

     (S)1.1. Title and Terms of Series E Bonds. There shall be a series of bonds designated "First Mortgage Bonds ____% Series E Due 2027" (said bonds being referred to as the "Series E Bonds" or "bonds of Series E"). The Series E Bonds shall be limited in aggregate principal amount to twenty-two million dollars ($22,000,000), shall be issuable only as fully registered bonds without coupons, and shall be issued substantially in the form hereinbefore set forth. The Series E Bonds shall mature on September 30, 2027 and may be issued in denominations of one thousand dollars ($1,000) and any multiple thereof.

          The Series E Bonds shall bear interest (computed on the basis of a 360-day year of twelve 30-day months), until payment of the principal thereof has been made or duly provided for, at the rate per annum specified in the title of the Series E Bonds, payable semi-annually on March 31 and September 30 in each year, commencing on March 31, 1998 and (to the extent legally enforceable) to pay interest at the rate of ____% per annum on any overdue installment of principal, premium, if any, and interest.

          Each bond of Series E shall be dated the date of its authentication and interest shall be payable on the principal represented thereby from the date thereof.

          Interest on any Series E Bond shall be paid to the person in whose name such bond (or, notwithstanding the cancellation thereof, the bond in exchange or substitution for which such bond shall have been issued) is registered at the close of business on the applicable record date; provided, however, that if the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any Series E Bond, such defaulted interest shall be paid to the person in whose name such bond (or any bond issued upon registration of transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Series E Bonds not less than ten (10) days preceding such subsequent record date. The term "record date" shall mean, with respect to any semiannual interest payment date for the Series E Bonds, the close of business on the 15th day of March or the 15th day of September, as the case may be, next preceding such interest payment date, or with respect to any payment of defaulted interest, the close of business on any subsequent record date established as provided above which shall be at least five (5) business days prior to the payment date for such defaulted interest.

          At the option of the registered owner, principal, premium, if any, and interest on the Series E Bonds may be paid by wire transfer in immediately available funds or by certified check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to Section 2.08 of the Indenture. The principal of, premium, if any, and interest on the Series E Bonds shall be payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Concord, or at the principal corporate trust office of its successor as Trustee, or, at the option of the holder, at the principal office of any other paying agent appointed by the Company for the purpose.

          (S)1.2. Original Issue of Series E Bonds. Provided that no event of default has occurred and is continuing, at any time after the execution and delivery of this Sixth Supplemental Indenture, upon the application of the Company, the Trustee shall authenticate and deliver to or upon the order of the Company the entire twenty-two million dollars ($22,000,000) in aggregate principal amount of bonds of Series E upon receipt by the Trustee of:

                   (a) An Officers' Certificate, Engineer's Certificate, Accountant's Certificate and Opinion of Counsel complying with the requirements of Section 4.01 of the Indenture with respect to such Property Additions as is sufficient to constitute a Net Bondable Capacity equal to or exceeding $22,000,000;

                   (b) The instruments required by Section 5.01 of the Indenture; and

                   (c) The Series E Bonds duly executed by the Company.

          (S)1.3. Optional Redemption of Series E Bonds. Notwithstanding any provisions in Article VIII or Article IX of the Indenture, the bonds of Series E shall be subject to redemption only in the manner and with the effect provided in this Article I. The Company shall have the option, at any time, on or after September 30, 2002, of redeeming the outstanding Series E Bonds, either in whole or in part (but if in part then in units of $100,000 or any integral multiple of $10,000 in excess thereof), by payment of 104% of the principal amount of the Series E Bonds to be prepaid, declining by 1% of the principal amount per year for each of the succeeding four years, and accrued interest thereon to the date of such prepayment. Any redemption of a Series E Bond pursuant to Section 10.10 of the Indenture shall be at a redemption price determined in the manner set forth in this (S)1.3. The entire remaining principal amount of the bonds of Series E shall become due and payable on September 30, 2027.

          Notwithstanding any provision to the contrary under any Section of the Indenture, in the case of the redemption of only a portion of the outstanding Series E Bonds, the Trustee shall prorate the principal amount of such bonds to be redeemed among all holders of outstanding Series E Bonds in proportion to the outstanding principal amount of such bonds held by each holder. The aggregate principal amount of each partial redemption of Series E Bonds shall be allocated in units of $1,000, or integral multiples thereof, among the holders of such bonds at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such bonds held thereby, with adjustment, to the extent practicable, to equalize for any prior redemption not made in exactly such proportion.

          (S)1.4. Limited Right of Redemption Upon Death of a Beneficial Owner. Unless the Series E Bonds have been declared due and payable prior to their maturity by reason of an event of default, the representative of a deceased owner of an interest in the Series E Bonds ("Beneficial Owner") has the right to request redemption of all or part of his or her interest in the Bonds, expressed in integral multiples of $1,000 principal amount, for payment prior to maturity. The Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during the period beginning with the original issuance of the Series E Bonds of this series and ending September 30, 1998 and during any twelve-month period ending September 30 thereafter, (i) at the request of a representative on behalf of a deceased Beneficial Owner any interest in the Series E Bonds which exceeds an aggregate principal amount of

$25,000 or (ii) interests in the Series E Bonds in an aggregate principal amount exceeding $500,000. A Redemption Request, as hereinafter defined, may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Series E Bonds in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $500,000 aggregate limitation for such period or any succeeding period.

          Subject to the $25,000 and $500,000 limitations, the Company will upon the death of any Beneficial Owner redeem the interests of the Beneficial Owner in the Series E Bonds within 60 days following receipt by the Trustee of a Redemption Request from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request. If Redemption Requests exceed the aggregate principal amount of interests in Series E Bonds required to be redeemed during any twelve-month period, such excess Redemption Requests will be applied to successive periods, regardless of the number of periods required to redeem such interests.

          A Redemption Request may be made by delivering a request to the Depository Trust Company or any successor depository ("Depository"), in the case of a participating firm (a "Participant") which is the Beneficial Owner of such interest, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death and authority of the representative satisfactory to the Participant and Trustee. A surviving joint tenant, tenant in common or a tenant by the entirety or other person seeking the redemption of an interest in Series E Bonds by reason of the death of another may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of interest in the Series E Bonds to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (a "Redemption Request"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests shall be in form satisfactory to the Trustee.

          The price to be paid by the Company for an interest in the Series E Bonds to be redeemed pursuant to a request on behalf of a deceased Beneficial Owner is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depository, payment for an interest in the Bonds which are to be redeemed shall be made to the Depository upon presentation of Bonds to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depository which are to be fulfilled in connection with such payment. Any acquisition of Series E Bonds by the Company other than by redemption at the option of a representative on behalf of a deceased Beneficial Owner shall not be included in the computation of either the $25,000 or $500,000 limitations for any period.

          Interests in the Series E Bonds held in tenancy by the entirety, joint tenancy, or by tenants in common will be deemed to be held by a single Beneficial Owner, and the death of a tenant in common, tenant by the entirety, or joint tenant will be deemed the death of a Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Series E Bonds will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfer to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh plans maintained solely by or for the decedent or by or for the decedent and any spouse), and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

          In the case of a Redemption Request which is presented on behalf of a deceased Beneficial Owner and which has not been fulfilled at the time the Company gives notice of its election to redeem the Series E Bonds, the Series E Bonds which are the subject of such Redemption Request shall not be eligible for redemption pursuant to the Company's option to redeem but shall remain subject to fulfillment pursuant to such Redemption Request.

          Subject to the provisions of the immediately preceding paragraph, any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depository prior to September 1, 1998, in the case of the initial period beginning with the original issuance of the Bonds, or prior to September 1, in the case of any subsequent twelve-month period.

          Because of the limitations of the Company's requirement to redeem, no Beneficial Owner can have any assurance that his or her interest in the Series E Bonds will be paid prior to maturity.

          (S)1.5. Home Office Payment. The Company may enter into a written agreement with any holder of Series E Bonds providing that payment of such bonds at stated maturity or when called for redemption in part be made directly by mail, wire transfer or in any other manner to the holder thereof without presentation or surrender thereof if there shall be delivered to the Trustee an agreement (which may be a composite with other such agreements) between the Company and such holder (or other person acting as agent for such holder or for whom such holder is a nominee) that payment shall be so made and that in the event the holder thereof shall sell or transfer any such bonds it will, prior to the delivery of such bonds, make a proper notation of the amount of principal which has been paid thereon to the date of transfer. The Trustee shall not be liable or responsible to any such holder or transferee or to the Company or to any other person for any act or omission to act on the part of the Company or any such holder in connection with any such agreement. The Company will indemnify and save the Trustee harmless against any liability resulting from any such act or omission and against any liability resulting from any action taken by the Trustee in accordance with the provisions of any such agreement.

          (S)1.6. Notice of Redemption of Series E Bonds. Prior to any redemption of bonds of Series E, the Trustee, in the name and on behalf of the Company, shall mail, by first class postage prepaid, or prepaid overnight courier, a notice of redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the bond register. Such notice shall be mailed not less than thirty (30) days but no more than sixty (60) days prior to the day fixed for redemption and shall conform to the requirements of Section 8.02 of the Indenture. Such notice shall, in any case, specify (i) the date of such redemption, (ii) the principal amount of such holder's Series E Bonds to be redeemed on such date, and (iii) accrued interest payable in connection with such redemption.

          (S)1.7.  Waiver of Presentment and Surrender; Replacement of Bonds.

                   (a) With respect to Series E Bonds and in accordance with the provisions of Section 8.07 of the Indenture, there shall be no requirement that such bonds be presented or surrendered to the Trustee at the time of any payment on such bonds including at stated maturity; and

                   (b) Notwithstanding the provisions of Section 2.12 of the Indenture, the requirements of said Section shall not apply to the extent that other provision is made in any agreement between the Company and the original purchasers or any holder of a Series E Bond, so long as a copy of such agreement is provided to the Trustee.


                                  ARTICLE II

                                 MISCELLANEOUS

          (S)2.1. The provisions of this Sixth Supplemental Indenture shall be effective from and after the execution hereof; and the Indenture, as previously and as hereby modified and amended, shall remain in full force and effect.

          (S)2.2. Each reference in the Indenture to any article, section, term, or provision of the Indenture shall mean and be deemed to refer to such article, section, term, or provision of the Indenture, as amended, except where the context otherwise indicates.

          (S)2.3. In the event of any inconsistency between the provisions of this Sixth Supplemental Indenture and the provisions of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, or the Fifth Supplemental Indenture, this Sixth Supplemental Indenture shall control.

          (S)2.4. All terms contained in this Sixth Supplemental Indenture which are defined in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture shall, except as otherwise specifically provided herein or as the context clearly otherwise indicates, have the meanings given to such terms in the Original Indenture, as so amended and supplemented. The use and construction herein of terms is in accordance with the use and construction thereof in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture.

          (S)2.5. This Sixth Supplemental Indenture shall become void when the Indenture shall be void.

          (S)2.6. The covenants, stipulations, promises, and agreements contained in this Sixth Supplemental Indenture, made by or on behalf of the Company or the Trustee, respectively, shall inure to the benefit of and bind their respective successors and assigns.

          (S)2.7. This Sixth Supplemental Indenture is, among other things, a security agreement and is signed as such by the Company and by the Trustee as secured party.

          (S)2.8. This Sixth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          (S)2.9. The cover of this Sixth Supplemental Indenture and all article and descriptive headings are inserted for convenience only, and shall not affect any construction or interpretation hereof.

          (S)2.10. This Sixth Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New Hampshire.


                                  ARTICLE III

                            AMENDMENT TO INDENTURE

          (S)3.1. Article X of the Original Indenture shall be amended by substituting "$250,000" for "$100,000" in Sections 10.05(a)(2) and 10.05(a)(3),
so as to increase the value of mortgaged property sold or exchanged by the Company requiring independent engineer and accountant certificates.


                                  ARTICLE IV

                                 CONFIRMATION

          (S)4.1. As supplemented and modified by this Sixth Supplemental Indenture, this Indenture is in all respects ratified and confirmed, and this Indenture and the First, Second, Third, Fourth, Fifth, and Sixth Supplemental Indentures shall be read, taken and construed as one and the same instrument.


          IN WITNESS WHEREOF, ENERGYNORTH NATURAL GAS, INC. has caused this instrument to be executed in its corporate name by its President or one of its Vice-Presidents and by its Treasurer or one of its Assistant Treasurers and its corporate seal to be hereunto affixed and to be attested by its Secretary or Assistant Secretary, and BANK OF NEW HAMPSHIRE, to evidence its acceptance of the trust hereby created, has caused this instrument to be executed in its corporate name by its Trust Officer and its corporate seal to be hereunto affixed and to be attested by its Secretary, all as of the day and year first above written.

                                 ENERGYNORTH NATURAL GAS, INC.


                                 By:
                                    ----------------------------------------

                                 Its:
                                     ---------------------------------------

[CORPORATE SEAL]

                                 and:
                                     ---------------------------------------

                                 Its:
                                     ---------------------------------------

ATTEST:


- --------------------------------

Its:
    ----------------------------

Signed, sealed and delivered
by EnergyNorth Natural Gas, Inc.
in the presence of:


- --------------------------------


- --------------------------------

                                 BANK OF NEW HAMPSHIRE



                                 By:
                                    ----------------------------------------

                                 Its:
                                     ---------------------------------------

[Corporate Seal]


ATTEST:


- --------------------------------

Its:
    ----------------------------

Signed, sealed and delivered
by Bank of New Hampshire
in the presence of:


- --------------------------------


- --------------------------------

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH, SS.

          On this ____ day of __________, 1997 before me personally appeared ____________________ and ____________________, to me personally known, who being by me duly sworn, did say that they are ____________________ and ________________ ____________________, respectively, of ENERGYNORTH NATURAL GAS,
INC., that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors; and the said ____________________ and ____________________ acknowledged said instrument to be the free act and deed of said corporation.


                                 -------------------------------------------
                                 Notary Public

[NOTARIAL SEAL]

My Commission expires:
                      -----------------

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH, SS.

          On this ____ day of __________, 1997 before me personally appeared ____________________ and ____________________, to me personally known, who being by me duly sworn, did say that they are ____________________ and ________________ ____________________, respectively, of BANK OF NEW HAMPSHIRE, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors; and the said ____________________ and ____________________ acknowledged said instrument to be the free act and deed of said corporation.


                                 -------------------------------------------
                                 Notary Public


[NOTARIAL SEAL]

My Commission expires:
                      ------------------